Exhibit 23.2

Onestop Assurance PC Co. Registration No.: 201823302D 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2025, with respect to the consolidated financial statements of X3 HOLDINGS CO., LTD, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ OneStop Assurance PAC

Singapore

January 7, 2026